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                                                                     Exhibit 5.1

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ROSCOE POSTLE ASSOCIATES INC.                           WWW.RPACAN.COM
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                                                        Suite 501
                                                        55 University Avenue
                                                        P.O. Box 55
                                                        Toronto, Ontario M5J 2H7
                                                        Tel: (416) 947-0907
                                                        Fax: (416) 947-0395
                                                        Email: gclow@rpacan.com

                                                            April 21, 2004

To Whom It May Concern:


                    CONSENT OF ROSCOE POSTLE ASSOCIATES INC.


        We consent to the references to us in the prospectus included in this Registration Statement of North American Palladium Ltd. on Form F-10, to be filed with the United States Securities and Exchange Commission.



Sincerely,
Roscoe Postle Associates Inc.


/s/ Graham G. Clow, P.Eng.


Graham G. Clow, P.Eng.
Principal